EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 4/4/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.65%	-0.30%	11.39%
Class B Units	-0.66%	-0.31%	11.13%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED APRIL 4, 2008

Grant Park posted minor losses during the past week.  Losses were primarily attributed to the equity index, fixed income, and currency sectors.  Positions in the agricultural commodities markets accounted for gains in the portfolio.

Short positions in foreign and domestic stock index futures incurred losses last week; the biggest contributor being a position in the e-mini S&P markets.  Last week’s reports of new capital raising efforts of Lehman Brothers and UBS boosted confidence in the U.S. financial sector and added to the beliefs of many speculators that the economic turmoil spurred by Wall Street’s 2007 “credit crisis” will soon be coming to an end.  June 2008 e-mini S&P 500 contracts jumped over 3.5% in response to the news, before ending the week at 1372.00.  Rallies in the Dax, Eurostoxx50, and Japan’s Nikkei 225 further added to losses in the sector.

Declining demand in Japanese fixed income products added to the portfolio’s losses last week.  Grant Park’s long Japanese Government Bond (JGB) positions suffered as Japan’s Minister of Finance announced the poor results of last week’s bond auction.  Analysts suggest that after a large rally in March, JGB prices were also being driven down by profit-taking from traders looking to get a jump on profit targets early in the new fiscal year.

The rising value of the U.S. dollar resulted in losses in the currency portion of the portfolio.  Despite modest profits from a long position in the Mexican peso, which rose to its highest level since 2006 last week, short dollar positions against the euro and various Asian currencies registered losses.

Finally, the first USDA planting report for 2008 proved to be an influential driver in corn prices last week.  Planting estimates for 2008 demonstrated a shift towards soybeans and wheat, as estimates for 2008 corn acreage were down -6.64% from last year.  Grant Park’s long corn positions were profitable as the May Chicago Board of Trade contract closed this week at $5.9800 per bushel, up 6.69% from the previous week’s close.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Analysts in the grain sector suggest that poor weather conditions in the Midwest also played part in the grains rally, as heavy rains in the nation’s grain producing regions will delay plantings.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com